 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  June 28, 2019

DICK'S SPORTING GOODS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-31463	16-1241537
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

345 Court Street, Coraopolis, Pennsylvania 15108
(Address of Principal Executive Offices, and Zip Code)

(724) 273-3400
(Registrant's Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	DKS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On June 28, 2019, Dick’s Sporting Goods, Inc. (the “Company”) and certain other subsidiaries of the Company entered into a fourth amendment (the “Fourth Amendment”) to the Company’s Amended and Restated Credit Agreement, dated as of August 12, 2015, as amended (the “Existing Credit Agreement” and as amended, restated, supplemented or otherwise modified from time to time including as amended by the Fourth Amendment, the “Credit Agreement”), by and among the Company, the Guarantors party thereto, Wells Fargo Bank, National Association, as Administrative Agent and Collateral Agent, and the other Lenders party thereto.
Pursuant to the terms of the Fourth Amendment, the maturity date of the commitments and loans under the Existing Credit Agreement was extended to June 28, 2024. Additionally, the aggregate commitments under the senior secured credit facility were increased by $350 million, to $1.6 billion, and the uncommitted accordion feature thereunder was increased by $150 million, to $500 million. The Fourth Amendment also modified certain terms and provisions of the Existing Credit Agreement in connection with the increased loan commitments, including, among other amendments, increasing the Company's flexibility with respect to dividends and share repurchases and reducing the Company's obligations with respect to the frequency of field exams and appraisals, cash dominion terms, and borrowing base reporting triggers.
The foregoing description of the Fourth Amendment and the Credit Agreement is qualified in its entirety by reference to the full and complete terms of the Credit Agreement as amended and the terms of the Fourth Amendment which are included as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

The information set forth in Item 1.01 is incorporated herein by reference into this Item 2.03.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(d)  Exhibits.

Exhibit No.	Description

10.1
Fourth Amendment to the Amended and Restated Credit Agreement (including conformed copy of the Credit Agreement as Annex A thereto), dated as of June 28, 2019, among Dick’s Sporting Goods, Inc. and Dick’s Merchandising & Supply Chain, Inc., as borrowers, the guarantors party thereto, Wells Fargo Bank, National Association, as administrative agent, collateral agent, letter of credit issuer and swing line lender, and the lenders party thereto.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DICK'S SPORTING GOODS, INC.

Date: July 3, 2019	By:	/s/ LEE J. BELITSKY
	Name:	Lee J. Belitsky
	Title:	Executive Vice President - Chief Financial Officer

Exhibit Index

Exhibit No.	Description

10.1
Fourth Amendment to the Amended and Restated Credit Agreement (including conformed copy of the Credit Agreement as Annex A thereto), dated as of June 28, 2019, among Dick’s Sporting Goods, Inc. and Dick’s Merchandising & Supply Chain, Inc., as borrowers, the guarantors party thereto, Wells Fargo Bank, National Association, as administrative agent, collateral agent, letter of credit issuer and swing line lender, and the lenders party thereto.